[LOGO]  PRAXAIR
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 28, 1998

Dear Praxair Shareholder:

      The Annual Meeting of Shareholders of Praxair, Inc. will be held at 9:30 a.m. on Tuesday, April 28, 1998 in the Grand Ballroom of the Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut, for the following purposes:

                1. To elect four directors to the Board of Directors.

                2. To conduct such other business as may properly come
                   before the meeting.

      Only holders of Common Stock of Praxair, Inc. of record at the close of business on March 1, 1998 will be entitled to vote at the meeting or any adjournment thereof.

      To be sure that your vote is counted, we urge you to complete and sign and date the proxy/voting instruction card enclosed in this package and return it in the postage paid envelope that is provided. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

      If you plan to attend the Annual Meeting in person, please mark the appropriate box on the proxy card.

                               BY ORDER OF THE BOARD OF DIRECTORS




                               /s/ DAVID H. CHAIFETZ,

                               DAVID H. CHAIFETZ,
                               Vice President, General Counsel and Secretary

March 6, 1998






  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL

  MEETING IN PERSON, PLEASE SIGN AND DATE THE
  ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED
  ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN
  THE UNITED STATES.

[LOGO] PRAXAIR
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113




                               PROXY STATEMENT


                       Annual Meeting of Shareholders

                           Tuesday, April 28, 1998


      This statement is furnished to shareholders of Praxair, Inc. ("Praxair") in connection with the solicitation of proxies for the Annual Meeting of Shareholders to be held at The Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 28, 1998, at 9:30 a.m. or at any adjournment thereof (the "Annual Meeting"). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about March 13, 1998. The enclosed proxy is solicited on behalf of the Board of Directors of Praxair.


                 MATTERS TO BE CONSIDERED AT ANNUAL MEETING


Item 1: Election of Directors

      Four directors are to be elected. Praxair's Board of Directors is divided into three classes serving staggered terms. The terms of four of the present directors expire this year and each has been nominated for reelection.

      Your Board of Directors recommends that Alejandro Achaval, Ronald L. Kuehn, Jr., H. William Lichtenberger and H. Mitchell Watson, Jr. be elected to serve in the class with terms expiring in 2001. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented under the caption "Directors and Executive Officers" in this Proxy Statement.

      Unless otherwise directed on the proxy form, the proxy holders intend to vote in favor of the above listed nominees. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a director, the proxy holders will vote shares for one or more substitutes designated by the Board of Directors, or the size of the Board of Directors will be reduced.


Item 2: Other Business

      Praxair knows of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote shares in accordance with their best judgment.

                         PROXY AND VOTING PROCEDURES

      Shares represented by a properly executed and returned proxy will be voted at the Annual Meeting as indicated on the proxy card unless earlier revoked by the shareholder. Each share of Common Stock is entitled to one vote. Shareholders may vote on a matter by marking the appropriate box on the card. If the card is properly signed and returned and no choice is specified for a matter, the shares will be voted on that matter as recommended by the Board of Directors. Execution of the proxy also confers discretionary authority to the proxy holder to vote on other matters that may properly come before the meeting.

      Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Except as otherwise provided by law, other matters voted on at the Annual Meeting shall be determined by the majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Abstentions and broker non-votes on returned proxies and ballots are not considered votes cast and shall be counted as neither for nor against a matter or nominee but the shares represented by such an abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes. As to matters requiring the vote of a majority of the shares either present or outstanding, and entitled to vote on the matter, abstentions have the same effect as a vote against the matter and broker non-votes under Delaware Corporation Law and Securities and Exchange Commission rules are deemed to not be entitled to vote on the matter.

      A shareholder giving a proxy may revoke it at any time before it is voted by filing with Praxair's Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

                   VOTING SECURITIES AND PRINCIPAL HOLDERS

      Shareholders of record at the close of business on March 1, 1998 will be entitled to vote at the Annual Meeting. As of that date, a total of 160,128,320 shares of Praxair's Common Stock were outstanding.

      The only persons known by Praxair to be beneficial owners of more than five percent of Praxair's Common Stock (par value $0.01) are the following:


---------------------------------------------------------------------------------------------------------------------------
Name and Address of                                           Number of Shares                   Percent of Shares
Beneficial Owner                                              Beneficially Owned                 Outstanding(a)
---------------------------------------------------------------------------------------------------------------------------

The Capital Group Companies, Inc...........................   13,073,590(b)                      8.2%
333 South Hope Street, Los Angeles, CA 90071

Ark Asset Management Co., Inc..............................    9,691,600(c)                      6.1%
One New York Plaza, New York, NY 10004
---------------------------------------------------------------------------------------------------------------------------

Notes: (a) Based on 159,969,641 total shares outstanding on December 31, 1997.
       (b) Holdings as of December 31, 1997 as reported in SEC Schedule 13G by The Capital Group Companies, Inc. According to this report, subsidiaries of The Capital Group Companies, Inc. collectively had sole voting power as to 4,040,090 shares and sole investment power as to 13,073,590 shares.
       (c) Holdings as of December 31, 1997 as reported in SEC Schedule 13G by Ark Asset Management Co., Inc. According to this report,
           Ark Asset Management Co., Inc. had sole voting power as to 7,363,300 shares and sole investment power as to 9,691,600 shares.

-------------------------------------------------------------------------------
      As of March 1, 1998, directors and executive officers of Praxair beneficially owned shares of Praxair's Common Stock (par value $0.01) as follows (directors and all executive officers as a group, 20 persons, beneficially own 1.5% of the outstanding shares):

---------------------------------------------------------------------------------------------------------------------------
                                                        SHARES BENEFICIALLY OWNED AND OTHER EQUITY INTERESTS
                                                   Common        Deferred        Performance                  Stock

Name                        Position                Stock(1)       Stock(2)         Stock(3)    Total          Options(4)

---------------------------------------------------------------------------------------------------------------------------

H. William Lichtenberger    Chairman & Chief          215,791        93,291            90,000     399,082         542,000
                            Executive Officer
Edgar G. Hotard             Director, President       118,238        32,842            54,000     205,080         267,000
                            and Chief Operating
                            Officer
John A. Clerico             Director, Executive       137,805        36,737            34,500     209,042         227,000
                            Vice President &
                            Chief Financial Officer
David H. Chaifetz           Vice President,            51,305         8,498            21,000      80,803          92,200
                            General Counsel
                            & Secretary
Paul J. Bilek               President,                 10,493         5,402            28,500      44,395          69,800
                            North American
                            Industrial Gases
Alejandro Achaval           Director                    1,646         4,716                --       6,362           5,000
C. Fred Fetterolf           Director                    3,198         5,619                --       8,817           5,000
Dale F. Frey                Director                    1,627         1,768                --       3,395           5,000
Claire W. Gargalli          Director                    1,699         1,691                --       3,390           5,000
Ronald L. Kuehn, Jr.        Director                    5,301         4,113                --       9,414           5,000
Raymond W. LeBoeuf          Director                    1,000         1,208                --       2,208               0
Benjamin F. Payton          Director                    1,699         2,158                --       3,857           5,000
G. Jackson Ratcliffe, Jr.   Director                    1,699        10,654                --      12,353           5,000
H. Mitchell Watson, Jr.     Director                    1,687         2,727                --       4,414           5,000
---------------------------------------------------------------------------------------------------------------------------

Directors & Executive    (20 persons)            618,438       249,732           343,500   1,211,670       1,527,200
Officers as a group
---------------------------------------------------------------------------------------------------------------------------

Notes: 1 ) Amounts reported as Common Stock include shares as follows held by family members sharing the same household as the officer: H. William Lichtenberger 5,000 shares; Directors and Executive Officers as a group 5,000 shares. Also included in the reported amount are 33,150 shares held by the Lichtenberger Foundation over which Mr. Lichtenberger had shared voting and investment power.

       2) Deferred Stock represents stock price-based units into which deferred compensation has been invested pursuant to the deferred compensation plans for management and for non-employee directors. Holders have no voting rights with respect to Deferred Stock. The value of Deferred Stock units varies with the price of Praxair's common stock and, at the end of the deferral period, the units are payable in stock.

       3) Performance Stock represents unvested performance shares as to which the holder has neither investment nor voting power.


       4) Stock Options represent shares that may be acquired upon exercise of options exercisable within 60 days of March 1, 1998.

                      DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

      The following pages present information about the persons who comprise Praxair's Board of Directors; including the four nominees for reelection. During 1997, the Board held ten meetings.


Director Attendance

      During his current 3 year term to date, each nominee for reelection attended Board meetings and meetings of committees of which he is a member as follows: Mr. Achaval, 98%; Mr. Kuehn, 95%; Mr. Lichtenberger, 100%; and Mr. Watson, 95%. During this same period, the other directors collectively attended 95% of such meetings.


Director Compensation

      No director who is an employee of Praxair is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. Compensation for non-employee directors consists of an annual retainer of $51,000, a $1,300 fee for each Board meeting attended, and a $1,300 fee for each committee meeting attended. A director who is also chairman of a Board of Directors' committee is paid an additional $5,000 annual retainer. Directors are reimbursed for travel expenses incurred on behalf of Praxair.

      Each active non-employee director is also a participant in the 1995 Stock Option Plan for Non Employee Directors of Praxair, Inc. On or about April 1st of each year, each Stock Option Plan participant is granted options to purchase 2,500 shares of Praxair's Common Stock. The exercise price of each option is 100% of the closing price of Praxair's stock as reported by the New York Stock Exchange on the date of grant. Each option granted under the stock option plan becomes exercisable on the second anniversary of its date of grant and expires ten years from the date of grant. The plan contains provisions regarding the exercisability and termination of outstanding options in the event of termination of service, retirement, disability, death and change in control of Praxair.

      A Deferred Compensation Plan is also available for non-employee directors. Under this plan, non-employee directors may, prior to the beginning of a calendar year, elect to defer to a later date payment of some or all of the cash fees earned in that year. This deferred payment date is fixed by the director at the time of his or her deferral election. At the time of the deferral election, the director also designates that the deferred fees be credited with earnings based upon a "Cash Account" which earns interest at the prime rate, a "Stock Unit Account", the value of which will vary with the market price of Praxair's common stock or a "Discounted Stock Unit Account" in which stock units are allocated at a 10% discount to the market price of Praxair's common stock, and thereafter, their value varies with the market price of that stock. Stock Unit Accounts and Discounted Stock Unit Accounts will also be credited with additional stock units whenever dividends are paid on Praxair's common stock. Stock units provide directors the economic equivalent of stock ownership except that the units may not be transferred or sold and they do not provide any voting or other shareholder rights. The "Cash Account" is paid to the director in cash on the designated payment date. The "Stock Unit Account" and the "Discounted Stock Unit Account" are both paid in the form of Praxair common stock.

-------------------------------------------------------------------------------
ALEJANDRO ACHAVAL                                                        Age 65
Director Since 1992                                           Term Expires 1998

Chairman, Chief Executive Officer and Controlling Partner of IMEXTRADE S.A. and TRINIDAD S.C.A.

                Mr. Achaval served as Vice Chairman & Chief Executive Officer, IPAKO Industrias Petroquimicas Argentinas S.A. between 1975 and his retirement in 1994.

                Mr. Achaval also has served as Chairman of the Argentine Chamber of Chemical and Petrochemical Industries, as a member of the Board and Executive Committee of the Argentine Board of Industry and as a director of I.D.E.A. Argentine Institute for Management Development. Mr. Achaval is a director of the National Institute of Technology (INTI), the Fundacion Invertir (an Argentine investment foundation), and FIPLASTO S.A.

                Mr. Achaval is also Chairman of CINPLAST S.A. and FUNDES, subsidiaries of Nueva-Amanco AG (Switzerland), and a director of Praxair Argentina S.A., an indirect subsidiary of Praxair, Inc.

-------------------------------------------------------------------------------
JOHN A. CLERICO                                                          Age 56
Director Since 1992                                           Term Expires 1999

Executive Vice President and Chief Financial Officer of Praxair since 1997


                In 1990, Mr. Clerico was elected to the position of Chief Financial Officer of Union Carbide Corporation. He resigned as an officer of Union Carbide Corporation upon Praxair's spin-off in 1992 and assumed the position of Vice President and Chief Financial Officer of Praxair. He was also the Treasurer of Praxair between 1992 and 1994. In 1997, he was elected Executive Vice President of the Company.

                Mr. Clerico is a member of the International Treasurers' Association, the National Association of Corporate Treasurers, the Financial Executives Institute and the Multiple Sclerosis Society and is on the Board of Directors of the Danbury Chamber of Commerce.

-------------------------------------------------------------------------------
C. FRED FETTEROLF                                                        Age 69
Director Since 1992                                           Term Expires 2000

Director of Various Corporations

                Mr. Fetterolf served as Director and President of Aluminum Company of America between 1983 and 1991, adding the title of Chief Operating Officer in 1985.

                Mr. Fetterolf is a trustee of Eastern College and Carnegie Mellon University and a director of numerous community organizations

                Mr. Fetterolf is also a director of Allegheny Teledyne Corporation, Commonwealth Aluminum Co., Dentsply
                International, Mellon Bank Corporation, Mellon Bank, N.A., Quaker State Corporation and Union Carbide Corporation.

-------------------------------------------------------------------------------
DALE F. FREY                                                             Age 65
Director Since 1993                                           Term Expires 1999

Director of Various Corporations

                Mr. Frey served as Vice President and Treasurer of General Electric Company from 1980 through 1984 and 1986 through 1993 and he served as Chairman and President, General Electric Investment Corporation from 1984 to 1997.

                Mr. Frey is Chairman of the Damon Runyon-Walter Winchell Cancer Research Fund and a trustee of Franklin & Marshall College. He is also a member of the Forstmann Little Company Advisory Board.

                Mr. Frey is also a director of Aftermarket Technology

                Corporation, Community Health Systems, First American Financial Corporation, Promus Hotel Corporation, Roadway Express, Inc., and USF&G Corporation.

--------------------------------------------------------------------------------
CLAIRE W. GARGALLI                                                       Age 55
Director Since 1992                                           Term Expires 2000

Vice Chairman, Diversified Search Companies since 1990

                Ms. Gargalli served as Director, President and Chief Operating Officer of Equimark Corporation between 1987 and 1990. During that period she also served as Chairman and Chief Executive Officer of Equibank and as Chairman of Liberty Savings Bank.

                Ms. Gargalli is a trustee of Carnegie Mellon University, Middlebury College and Allegheny University of the Health Sciences.

                Ms. Gargalli is also a director of Western Atlas Inc. and Renal Treatment Centers, Inc.

-------------------------------------------------------------------------------
EDGAR G. HOTARD                                                          Age 54
Director Since 1992                                           Term Expires 2000

President and Chief Operating Officer of Praxair since 1997

                Mr. Hotard was elected a Vice President of Union Carbide Corporation and President of Praxair in 1990. He resigned as an officer of Union Carbide Corporation upon Praxair's spin-off in 1992. In 1997, he added the title of Chief Operating Officer.

                Mr. Hotard is past Chairman of the Board of the International Oxygen Manufacturers' Association and past Chairman of the Compressed Gas Association. He is a director of the U.S./China Business Council and a member of the China Economic and Technology Alliance and the Dean's Advisory Council of the University of New York at Buffalo.

                Mr. Hotard is also a director of Aquarion Company, Dexter Corporation and Iwatani Industrial Gases.

-------------------------------------------------------------------------------
RONALD L. KUEHN, JR.                                                     Age 62
Director Since 1992                                           Term Expires 1998


Chairman, President and Chief Executive Officer of Sonat Inc. since 1986

                Mr. Kuehn is a trustee of Tuskegee University. He is also a member of the University of Alabama at Birmingham
                President's Council and a director of the Gas Research Institute. Mr. Kuehn is active in numerous community and charitable organizations.

                Mr. Kuehn is also a director of AmSouth Bancorporation, Dun and Bradstreet, Protective Life Corporation, Transocean Offshore Inc., Southern Natural Gas Company and Union Carbide Corporation.

-------------------------------------------------------------------------------
RAYMOND W. LEBOEUF                                                       Age 51
Director Since 1997                                           Term Expires 1999

Chairman and Chief Executive Officer of PPG Industries, Inc. since 1997

                Mr. LeBoeuf was elected Vice President Finance and Chief Financial Officer of PPG Industries, Inc. in 1988, serving in that position until 1994 when he became Vice President, Coatings and Resins and then Executive Vice President. In 1995, he was elected President and Chief Operating Officer and a director of PPG Industries, Inc. and he assumed his current positions in 1997.

                Mr. LeBoeuf is a director of Magee-Womens Hospital, a trustee of Robert Morris College and a board member of the Allegheny Conference on Community Development, the Business Roundtable and the Extra Mile Education Foundation.

-------------------------------------------------------------------------------
H. WILLIAM LICHTENBERGER                                                 Age 62
Director Since 1992                                           Term Expires 1998

Chairman and Chief Executive Officer of Praxair since 1992

                Mr. Lichtenberger was elected President and Chief Operating Officer and a director of Union Carbide Corporation in 1990. He resigned as an officer and director of Union Carbide Corporation upon Praxair's spin-off in 1992 and assumed his current positions.

                Mr. Lichtenberger is a member of the Conference Board, and The Business Roundtable and its Policy Committee. He is also a director of the National Association of Manufacturers and a member of its Executive Committee. He is Chairman of United Negro College Fund's Connecticut Corporate Campaign and is on the Advisory Board of the Fairfield County Boy Scouts.

                Mr. Lichtenberger is also a director of Olin Corporation and

                Ingersoll Rand Company.

-------------------------------------------------------------------------------
BENJAMIN F. PAYTON                                                       Age 65
Director Since 1992                                           Term Expires 1999

President, Tuskegee University since 1981

                Dr. Payton is on the Board of The Business-Higher Education Forum. He is also a director of the National Action Council for Minority Engineers. Dr. Payton is active in numerous other educational and community organizations.

                Dr. Payton is also a director of AmSouth Bancorporation, ITT Corporation, Liberty Corporation, Morrison Healthcare, Inc., Ruby Tuesday, Inc. and Sonat Inc.

-------------------------------------------------------------------------------
G. JACKSON RATCLIFFE, JR.                                                Age 61
Director Since 1992                                           Term Expires 2000

Chairman, President and Chief Executive Officer of Hubbell Incorporated since 1987

                Mr. Ratcliffe is on the Board of Governors of the National Electrical Manufacturers Association (NEMA) and is a trustee of the Manufacturers' Alliance for Productivity and Innovation, Inc. (MAPI).

                Mr. Ratcliffe is also a director of Aquarion Company and Olin Corporation.


-------------------------------------------------------------------------------
H. MITCHELL WATSON, JR.                                                  Age 60
Director Since 1992                                           Term Expires 1998

President, Sigma Group of America since 1992

                Mr. Watson served as Vice President, Marketing and Service for IBM Corporation between 1985 and 1989. In 1989, he was elected President and Chief Executive Officer of ROLM Company, a position he held until 1992.

                Mr. Watson is President and Chairman of the Executive Committee of Helen Keller International. He is also a trustee of the Interdenominational Theological Center, a member of the Development Council of the University of Tennessee and a former President of the North Carolina Symphony.


                Mr. Watson is also a director of Plasti-Line, Inc. and Caliber System Inc. and a director and the non-executive Chairman of MAPICS, Inc.

Executive Officers

      The following Executive Officers have been elected by the Board of Directors and serve at the pleasure of the Board. It is expected that the Board will elect officers annually following each Annual Meeting of Shareholders.

      Paul J. Bilek, 50, was designated President, North American Industrial Gases, of Praxair in 1996 and President, Praxair Canada Inc. in 1995. Mr. Bilek served as Vice President, North American Merchant Gases between 1995 and 1996. He served as President of Praxair Canada Inc. between 1991 and 1993 and as President of Praxair Surface Technologies, Inc. between 1993 and 1995.

      David H. Chaifetz, 55, is Vice President, General Counsel and Secretary of Praxair. In 1989, Mr. Chaifetz was appointed General Counsel of Praxair. He assumed his current positions in 1992.

      John A. Clerico, 56, see description under "Board of Directors."

      Michael E. DeDomenico, 50, is a Vice President of Praxair and President of Praxair Europe. Mr. DeDomenico served as Director, Sales and Commercial Development of Praxair between 1990 and 1993 and as President, Praxair Canada Inc. in 1993. He assumed his current position in 1993. He is a director of the European Industrial Gases Association.

      Ivan F. Garcia, 55, has been a Vice President of Praxair since 1997. Mr. Garcia is also Chief Executive Officer of S.A. White Martins, Praxair's Brazilian subsidiary. Prior to his election as Chief Executive Officer in 1997, he was its Vice President and Chief Operating Officer. Mr. Garcia currently serves as a director of the Brazilian Air Gases Industries Association and the International Oxygen Manufacturers Association. He also is on the board of the Brazilian Business Council for Sustainable Development and sits on the Executive Committee and Business Affairs Committee of the American Chamber of Commerce in Rio de Janeiro. Mr. Garcia is also on the board of the Brazilian Pulp and Paper Technical Association and is a member of the Energy Business Council of Rio de Janeiro Trade Chamber.

      Jesus E. Gonzalez, Jr., 56, is Vice President, Chemicals and Refining Business and Steel Markets, of Praxair. Mr. Gonzalez served as Business Director, North American On-Site Gases, of Praxair between 1990 and 1994. He was elected a Vice President of the Company in 1994 and assumed his current position in 1997.


      Edgar G. Hotard, 54, see description under "Board of Directors."

      H. William Lichtenberger, 62, see description under "Board of
Directors."

      Jose R. Rivero, 52, is a Vice President of Praxair and was elected President, Praxair Distribution, Inc. in 1996. Mr. Rivero served as Vice-President, Specialty Products, Packaged Gases and Latin America Business Development between 1992 and 1993 and as Vice President, North American Packaged Gases from 1993 to the present. Mr. Rivero was also President of Praxair Canada Inc. from 1993 through 1995.

      J. Robert Vipond, 52, is Vice President and Controller of Praxair. Mr. Vipond assumed his current position in 1994 when he joined Praxair. Between 1990 and 1994, Mr. Vipond served as Chief Financial Officer of the Corporate Finance Group of GE Capital, a wholly owned subsidiary of General Electric Company.

      Thomas W. von Krannichfeldt, 48, is a Vice President of Praxair and President of Praxair Surface Technologies, Inc. Mr. von Krannichfeldt served as President of Praxair Puerto Rico, Inc. between 1989 and 1993 and as President of Praxair Mexico, S.A. de C.V. between 1993 and 1995. He assumed his current positions in 1995.

Committees of the Board

      Audit Committee. The Audit Committee is comprised of C. Fred Fetterolf as Chairman, Alejandro Achaval, Ronald L. Kuehn, Jr., Benjamin F. Payton and
H. Mitchell Watson, Jr. The Committee met three times during 1994. The Audit Committee supports the independence of Praxair's external and internal auditors and the objectivity of Praxair's financial statements. The Audit Committee (1) reviews Praxair's principal policies for accounting, internal control and financial reporting, (2) recommends to Praxair's Board of Directors the engagement or discharge of the independent accountants, (3) reviews with the independent accountants the plan, scope and timing of their audit and (4) reviews the auditor's fees and, after completion of the audit, reviews with management and the independent accountants the auditors' report.

      The Audit Committee also reviews, before publication, the annual financial statements of Praxair, the independence of the independent accountants, the adequacy of Praxair's internal accounting control system and internal audit function and Praxair's policies on business integrity and ethics and conflicts of interest. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls.


      Compensation and Management Development Committee. The Compensation and Management Development Committee is comprised of Ronald L. Kuehn, Jr. as Chairman, John J. Creedon, Claire W. Gargalli and H. Mitchell Watson, Jr. The Committee met five times during 1994. The Compensation and Management Development Committee (1) determines the direct and indirect compensation, incentive plans and employee benefits of the Chairman of the Board and other elected officers of Praxair, (2) determines, and recommends to Praxair's Board of Directors, Praxair's policies relating to the compensation of Executive Officers and, generally, other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, and performs certain other review functions relating to management compensation and employee relations policies.

      Finance and Pension Committee. The Finance and Pension Committee is comprised of John J. Creedon as Chairman, John A. Clerico, Dale F. Frey, Claire W. Gargalli, Edgar G. Hotard, and G. Jackson Ratcliffe, Jr. The Committee met three times during 1994. The Finance and Pension Committee (1) reviews periodically Praxair's financial policies and objectives, (2) monitors Praxair's financial condition and its requirements for funds, (3) reviews management recommendations as to the amounts, timing, types and terms of public stock issues and public and private debt issues, and (4) reviews periodically Praxair's dividend policy, insurance program and foreign exchange operations. The Finance and Pension Committee also reviews the financial, investment and actuarial policies and objectives of the pension program and, periodically, other employee benefit programs, and the investment performance of the fund established for the pension program. The Finance and Pension Committee also performs certain other review functions related to finance and pension matters.

      Public Policy and Nominating Committee. The Public Policy and Nominating Committee is comprised of G. Jackson Ratcliffe, Jr. as Chairman,
C. Fred Fetterolf, Dale F. Frey, H. William Lichtenberger and Benjamin F. Payton. The Committee met three times during 1994. The Public Policy and Nominating Committee recommends to Praxair's Board of Directors nominees for election as directors, and periodically reviews potential candidates, including incumbent directors. The Public Policy and Nominating Committee reviews policies with respect to the composition, organization and practices of Praxair's Board of Directors, and developments in corporate governance matters generally.

      The Public Policy and Nominating Committee also reviews Praxair's policies and responses to important social, political and public issues, including matters relating to international operations, equal employment opportunity, charitable contributions, and legislative issues, as well as policies on and responses to important shareholder issues, including management and shareholder proposals offered for shareholder approval. The Public Policy and Nominating Committee reviews Praxair's policies for health, safety and environmental affairs and Praxair's performance and compliance with its policies and legal requirements in this area. The Public

Policy and Nominating Committee also performs various other functions relating to public policy matters generally.

      The Public Policy and Nominating Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to the Secretary of Praxair and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered by the Public Policy and Nominating Committee and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary on or before the November 1 preceding the annual meeting at which directors will be elected by the shareholders.

                           EXECUTIVE COMPENSATION

Compensation Policy and Decisions

      Compensation of executive officers is determined by the Compensation and Management Development Committee of the Board of Directors (see a description of the Committee and a list of its members under the caption "Committees of the Board" in this Proxy Statement). This Committee is comprised of four non-employee directors, all of whom have considerable experience in executive compensation issues and management development. None of the members of the Committee has ever been an officer or employee of Praxair or any of its subsidiaries. In discharging its responsibilities, the Committee employs the services of an independent compensation consultant. The consultant reports directly to the Committee regarding these matters.

      The following is a report of the Compensation and Management Development Committee. This report discloses the Committee's policies with respect to compensation of Praxair's executive officers, and the specific factors and criteria upon which the Chief Executive Officer's compensation for the last fiscal year was based.

              COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                      REPORT ON EXECUTIVE COMPENSATION


      This report addresses Praxair's compensation policies and practices, and the Committee's decisions regarding 1994 compensation and long term incentives as they affected the Chief Executive Officer and the four other most highly paid executive officers of Praxair (the five individuals collectively called "the Senior Executives.") These policies and practices also generally affect the compensation of Praxair's other officers and high level executives.

Executive Compensation Policies and Practices


      Praxair's executive compensation policies are designed to (1) align compensation with the company's annual and long term performance goals, (2) attract and retain a highly qualified and motivated management team, (3) reward individual performance and (4) link the interests of the Senior Executives directly with those of shareholders through the use of Praxair stock as a compensation vehicle.

      The Committee uses the services of an outside compensation consultant to review the competitiveness of the company's compensation programs. The consultant has selected a comparator group of companies from its data base that it considers as an appropriate group of companies against which to compare Praxair for compensation purposes. The comparator group comprises 25 companies from various industries and of various sizes that represent the competitive marketplace for Praxair executives. Since the size of the comparator companies measured by sales varies, the consultant adjusts its competitive analysis to account for that variable. For purposes of the shareholder return comparisons elsewhere in this proxy statement, Praxair uses the Dow Jones Specialty Chemicals Index, based on its belief that that Index provides an appropriate industry peer group for investment comparisons.

      In determining the total compensation opportunity for each Senior Executive, the Committee takes into account the mix of base salary, variable compensation and long term incentives. It targets its compensation decisions to achieve a median total compensation opportunity for comparable jobs within the comparator group. However, since a large portion of the compensation opportunity is determined by performance-based variable compensation, total compensation may be above or below the median based on individual, business unit and/or total company performance.

      Salary

      The Committee reviewed the base salaries of each of the Senior Executives in comparison to the size-adjusted salaries paid for comparable jobs by the companies in the comparator group. Generally, the Committee found that the salaries of the Senior Executives were at approximately the market average. The Committee approved salary adjustments for the Senior Executives based on their individual performance and their salaries relative to the market. On an annualized basis, the adjustments averaged 7.1 percent for the Senior Executives other than the CEO. Mr Lichtenberger's salary was adjusted by 11.7 percent on an annualized basis, effective April 1, 1997.

Performance-Based Annual Variable Compensation

      At its January 1997 meeting, the Committee reviewed its method of determining annual variable compensation awards. First, the Committee established the net income after tax, earnings per share, operating profit and cash flow targets in the company's Annual Business Plan as the primary measures against which performance would be judged for purposes of annual performance-based variable compensation. Secondary measures established by the Committee included shareholder value creation in comparison to the S&P 500 Index and achievement of agreed upon goals in the areas of growth strategies and strategic planning, safety and environmental performance, people excellence, marketing and customer focus, operational excellence and other financial results.

      Second, the Committee adjusted the target variable compensation payouts as a percentage of base salary to reflect its view that a larger portion of the total compensation of the Senior Executives should be at risk based upon performance. The target payout percentages range from 45 percent of base salary up to a high of 65 percent of base salary for Mr. Lichtenberger. Third, the Committee determined that achievement of the 1997 Annual Business Plan would warrant variable compensation above the target level in view of the aggressiveness of the Plan.

      At its January 1998 meeting, the Committee evaluated 1997 performance of the company against its aggressive 1997 Annual Business Plan and considered the individual performance of each of the Senior Executives. Regarding the primary measures of performance, namely achievement of the financial targets in the 1997 Plan, the Committee noted that the company essentially achieved its Plan on net income. Net income was a record $422 million, a 26 percent increase from 1996 before adjustments for restructuring and accounting charges. Operating profit was $848 million, up
15.8 percent from 1996. Most of the company's 1997 nonfinancial goals noted above were either accomplished or progress was well under way. However, in spite of the financial results, the full year return to Praxair's shareholders was negative compared to 32 percent for the S&P 500 Index. In addition, the Corporation's performance on personnel safety, a significant area of focus, did not meet expectations during 1997. The Committee also reviewed the performance of the Corporation in comparison to the performance measures established by the Committee in 1997 for the Senior Executives under the Senior Executive Performance Award Plan, approved by the shareholders in 1996 to comply with Section 162(m) of the Internal Revenue Code.

      On the basis of the overall performance during 1997 in relation to both financial and non-financial plans, the Committee awarded 1997 performance-based annual variable compensation for the Senior Executives at a level somewhat above the target payout percentage noted above. The variable compensation award for Mr. Lichtenberger was set at $675,000.

Long Term Incentives

      The Committee reviewed the status of the grant of performance shares and stock options that it made to the Senior Executives and 90 other officers and key employees in October 1996 (together called "Launch Plan II"). Launch Plan II is a three-year program under which participating individuals receive awards of performance shares (payable in Praxair common stock) and stock options. The performance shares will fully vest on January 1, 2000, provided that Praxair meets its three-year cumulative 15 percent per year earnings per share growth target for the period. The number of actual performance shares that vest is governed by a sliding scale based on cumulative earnings per share achieved over the three-year period with no maximum. If cumulative earnings per share growth during the three year period averages less than 6.5 percent per year, none of the performance shares will vest. The stock options become exercisable on January 1, 2000. The number of performance shares and stock options awarded to each participant, including the Senior Executives, was determined to be appropriate to maintain a competitive position based on market data for long term incentive grants for similar positions compiled by the Committee's compensation consultant. No additional grants were needed to remain competitive. The Committee believes that Launch Plan II will be successful in forcefully focussing the management team on achieving the required growth targets even in challenging economic conditions. As a condition for participation in Launch Plan II, participating executives are required to sign an agreement not to compete with Praxair after they leave the company.


Policy With Respect to Deductibility of Compensation Expense

      Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the tax deduction that Praxair may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. In order to insure full deductibility for 1996 and future years, the Board proposed, and the shareholders adopted at the 1996 Annual Meeting of Stockholders, (1) an amendment to the Corporation's Long Term Incentive Plan and (2) a new performance based plan for annual and long term incentives, both designed to comply with the IRS requirements for deductibility.


Conclusion

      The Praxair compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been and will continue to be successful in supporting Praxair's financial, growth and other business objectives.





      The Compensation and Management Development Committee

                           Ronald L. Kuehn, Jr., Chairman
                           Claire W. Gargalli
                           Raymond W. LeBoeuf
                           G. Jackson Ratcliffe, Jr.
                           H. Mitchell Watson, Jr.
                     ----------------------------------

Executive Stock Ownership

      The Board of Directors of Praxair believes that it is important for executive officers to acquire a substantial ownership position in Praxair. In this way, they will bear the same type of risks as are typically incurred by shareholders, and their interests will be more closely aligned with those of shareholders. Significant stock ownership focuses the executives' attention on managing Praxair as equity owners.

      Accordingly, at its first meeting in July 1992, the Compensation and Management Development Committee of the Board of Directors adopted guidelines for stock ownership by executive officers. These guidelines have been met or exceeded by each Executive Officer.


                                                          Value of Shares Owned
                                                          ---------------------
      Chief Executive Officer                             4.0x Base Salary
      President and Chief Operating Officer               3.0x Base Salary
      Chief Financial Officer                             3.0x Base Salary
      Other Executive Officers                            1.5x Base Salary


      In 1993, the Chief Executive Officer extended stock ownership guidelines to include approximately 60 of the Corporation's senior managers. Each of these employees was expected to hold shares of Praxair stock equal in value to his or her annual base salary by 1998. All of those senior managers have met the ownership guidelines. In 1997, the same stock ownership guidelines were extended to all the senior managers now participating in Launch Plan II (See the Compensation Committee Report, "Long-Term Incentives") who were not part of the original senior manager group. These managers are expected to meet the guidelines within 5 years.

      In addition to the guidelines, Praxair's compensation programs and benefit plans have many features designed to encourage and enable executive officers and other employees to build stock ownership. For example, stock option grants form an important part of executive compensation.

      Other means used by Praxair to encourage employee stock ownership include: (1) Praxair's matching contributions for employee deposits in Praxair's Savings Program made in the form of Praxair's Common Stock, (2) a Dividend Reinvestment and Stock Purchase Plan ("DRISP")in which dividends are automatically reinvested in additional shares of Praxair's stock and a participant may make optional cash purchases of Praxair's stock without incurring broker's fees, (3) a deferred compensation program for management whereby participants have the option to defer salary and variable compensation into "Deferred Stock" units (the value of the stock units will vary with the value of Praxair's Common Stock assuming reinvestment of dividends), (4) payment of 20% of annual variable compensation (unless deferred into "Deferred Stock" units) in the form of Praxair Common Stock deposited in the recipient's DRISP account, and (5) performance share programs which provide incentive in the form of Common Stock. Under these performance share programs, shares of Praxair Common Stock are earned based on the financial performance of Praxair over a multi-year performance period.

                                   TABLE 1

---------------------------------------------------------------------------------------------------------------------------
                                         SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                         Annual Compensation                  Long Term Compensation(1)
---------------------------------------------------------------------------------------------------------------------------
                                                                                  Awards     Payouts
---------------------------------------------------------------------------------------------------------------------------
                                                              Other             Securities
                                                              Annual            Underlying   LTIP            All Other
Name and                            Salary      Bonus(2)      Compensation(3)   Options      Payouts         Compensation(5)
Principal Position       Year       ($)         ($)           ($)               (#)          ($)             ($)
---------------------------------------------------------------------------------------------------------------------------

H. William Lichtenberger 1997       788,750       675,000     52,500                  0               0      45,109
Chairman and Chief       1996       668,300     1,200,000     93,332            115,000      12,611,873(4)   94,501
Executive Officer        1995       626,700     1,000,000     77,778             95,000               0      86,970
---------------------------------------------------------------------------------------------------------------------------
Edgar G. Hotard          1997       457,500       350,000     7,778                   0               0      26,105
President and            1996       415,000       700,000     15,555             70,000       7,206,874(4)   56,493
Chief Operating Officer  1995       395,000       675,000     15,000             50,000               0      50,507
---------------------------------------------------------------------------------------------------------------------------
John A. Clerico          1997       375,000       225,000     20,000                  0               0      21,410
Executive Vice
  President              1996       356,300       450,000     40,000             37,000       4,504,240(4)   41,289
and Chief Financial
  Officer                1995       345,100       410,000     36,444             25,000               0      39,127
---------------------------------------------------------------------------------------------------------------------------
David H. Chaifetz        1997       271,251       175,000      3,889                  0               0      12,578
Vice President,          1996       254,000       350,000      7,778             28,000       2,522,975(4)   23,541
General Counsel          1995       230,800       310,000      6,889             20,000               0      20,198
and Secretary
---------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek            1997       307,500       288,385      5,667                  0               0      14,907
President, North         1996       242,200       313,700      6,222             37,000         608,039(4)   14,546
American Industrial
Gases                    1995       196,900       250,904      4,889             30,000               0      11,007
---------------------------------------------------------------------------------------------------------------------------


Notes:  1) As of December 31, 1997, the named executive officers held

           Performance Shares as follows. The following represents Performance Shares granted in 1996 for the performance period 1997 through 1999: H.W. Lichtenberger 90,000 shares ($4,050,000); E.G. Hotard 54,000 shares ($2,430,000); J.A.
           Clerico 34,500 shares ($1,552,500); D. H. Chaifetz 21,000
           shares ($945,000); P. J. Bilek 28,500 shares ($1,282,500).
           Parenthetical figures represent the "value" of Performance Share holdings calculated according to S.E.C. rules by assuming 100% of the Performance Shares vest in 2000 at the end of the performance period and by using the December 31, 1997 closing market price of Praxair Common Stock ($45.00 per share). Performance shares are subject to vesting conditions based on the Corporation's cumulative earnings per share ("EPS") performance for the period 1997 through 1999. The entire grant is forfeitable for below threshold performance. The threshold level for vesting is EPS growth equivalent to 6.5% per year. Vesting thereafter is governed by a sliding scale. Shares in addition to those reported in this footnote 1 will vest to the extent that EPS performance exceeds 15% per year. There is no maximum future payout in that the payout is solely a function of EPS performance without a cap. Dividend and voting rights do not attach to Performance Shares until such shares are vested. Participation in this program is conditioned on the recipient's execution of a non-compete agreement.

        2) Reported in this column are annual awards that the Company characterizes as Performance Based Annual Variable Compensation. Twenty percent of the variable compensation paid for 1995, 1996 and 1997 was paid in the form of Praxair Common Stock or, at the officer's option, at least 20% was deferred into "deferred stock" units. Data for P.J. Bilek includes amounts paid from North American Industrial Gases and Praxair Surface Technologies performance sharing programs.

        3) Represents the value of the discount from the market value of the Corporation's Common Stock that is, in effect, received by individuals who have deferred variable compensation earned in 1995, 1996 and 1997 into discounted "deferred stock" units under Praxair's deferred compensation plan for management. Compensation that is placed in this option must be so deferred for a minimum of 5 years.

        4) Represents the 1997 vesting of Performance Stock and Awards granted in 1992 and 1994 for the performance period
           1992-1996. The amount reported reflects the pre-established vesting schedule for net income growth performance of 26% per year during the period 1992 through 1996.

        5) Amounts reported in this column for 1997 are comprised of the following items:

                                    Savings Plan     Executive Life

                                    Company Match*   Insurance Value
        H. William Lichtenberger        $29,189      $15,920
        Edgar G. Hotard                  16,726        9,379
        John A. Clerico                  12,540        8,870
        David H. Chaifetz                 9,782        2,796
        Paul J. Bilek                    11,978        2,929
        *Includes both qualified and unqualified match amounts

                                   TABLE 2

---------------------------------------------------------------------------------------------------------------------------
         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                                                          Number of Securities
                           Shares                         Underlying                       Value(1) of Unexercised
                           Acquired on   Value            Unexercised Options              In-the-Money Options
Name                       Exercise (#)  Realized ($)     at FY-End (#)                    at FY-End ($)
---------------------------------------------------------------------------------------------------------------------------

                                                          Exercisable   Unexercisable      Exercisable   Unexercisable
H. William Lichtenberger   100,000       $4,467,600       542,000       115,000            $16,046,277        0
Edgar G. Hotard             12,000       $  452,916       267,000        70,000            $ 7,914,653        0
John A. Clerico             60,000       $2,081,120       227,000        37,000            $ 6,892,221        0
David H. Chaifetz            6,000       $  262,242        92,200        28,000            $ 2,689,484        0
---------------------------------------------------------------------------------------------------------------------------
Paul J. Bilek                    0                0        69,800        37,000            $ 1,867,876        0
---------------------------------------------------------------------------------------------------------------------------

Notes: 1) Before Taxes. The dollar value reported is based on the difference between the exercise price of the outstanding option and the market price of Praxair's Common Stock at the close of trading on December 31, 1997. The market price on this date was $45.00 per share.




                                   TABLE 3
                   COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG PRAXAIR, INC., S&P 500 INDEX & DOW JONES SPECIALTY CHEMICALS INDEX


                                [LINE CHART]

                          DEC. 31       DEC. 31   DEC.31   DEC.31   DEC. 31

                           1993          1994      1995     1996     1997
                          -------       -------   ------   ------   -------
PRAXAIR, INC.              $101          $126      $209     $290      $285
S&P 500                     110           112       153      189       252
D.J. SPEC. CHEM.            106           102       133      151       173


ASSUMES $100 INVESTED ON DECEMBER 31, 1992 IN PRAXAIR COMMON STOCK, THE DOW JONES SPECIALTY CHEMICALS INDEX, AND THE S&P 500 INDEX

Notes: Total return assumes reinvestment of dividends. The Dow Jones Specialty
       Chemicals Index is a published index currently covering twenty companies, including Praxair.

Defined Benefit or Actuarial Plans

      Table 4 illustrates the estimated annual benefits payable from Praxair's Retirement Program at retirement at age 65 based on the assumptions shown. Calculation of benefits is uniform for all participants in the Retirement Program, including the five named executives.

                                   TABLE 4

---------------------------------------------------------------------------------------------------------------------------
                             PENSION PLAN TABLE
---------------------------------------------------------------------------------------------------------------------------

Average Annual                                Estimated Annual Retirement Benefits at Age 65
Remuneration Used                             for the Years of Company Service Credit Indicated
for Calculating     -------------------------------------------------------------------------------------------------------
Retirement Benefits 15 yrs         20 yrs         25 yrs        30 yrs         35 yrs        40 yrs        45 yrs
---------------------------------------------------------------------------------------------------------------------------

$  250,000          $ 56,250       $ 75,000       $ 93,750      $112,500       $  131,250    $  150,000    $  168,750
   500,000           112,500        150,000        187,500       225,000          262,500       300,000       337,500
   750,000           168,750        225,000        281,250       337,500          393,750       450,000       506,250
 1,000,000           225,000        300,000        375,000       450,000          525,000       600,000       675,000
 1,250,000           281,250        375,000        468,750       562,500          656,250       750,000       843,750
 1,500,000           337,500        450,000        562,500       675,000          787,500       900,000     1,012,500
 1,750,000           393,750        525,000        656,250       787,500          918,750     1,050,000     1,181,250
---------------------------------------------------------------------------------------------------------------------------
 2,000,000           450,000        600,000        750,000       900,000        1,050,000     1,200,000     1,350,000
---------------------------------------------------------------------------------------------------------------------------

o Amounts shown are computed based upon straight life annuity amounts and are subject to an offset for Social Security benefits. Annual retirement benefits for program participants are based on salary and bonus (variable compensation) payments as set forth in Table 1. No other forms of remuneration are included. This table reflects the combination of qualified and non-qualified pension benefits.

o Credited years of service as of March 1, 1998 are as follows: H. William Lichtenberger 38 years; Edgar G. Hotard 33 years; John A. Clerico 14 years; David H. Chaifetz 22 years; Paul J. Bilek, 29 years.


Employment Contracts and Termination of Employment and
Change in Control Arrangements

      Praxair has entered into identical Severance Compensation Agreements (the "Agreements") with H. William Lichtenberger, Edgar G. Hotard, John A. Clerico, David H. Chaifetz, Paul J. Bilek and certain other employees. The Agreements are designed to retain the executives and provide continuity of management in the event of any actual or threatened change in control of Praxair. The Agreements specify circumstances which shall constitute a "Change in Control" for these purposes. These circumstances include, among others and subject to the qualifications set forth in the Agreements: (1) any consolidation or merger in which Praxair is not the continuing or surviving corporation, (2) the sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation, (3) acquisition by a person or group of more than 20% of Praxair's outstanding shares and (4) a change in the majority composition of the Board not approved by two-thirds of the directors in office prior to the change. The Agreements provide that if the executive's employment is terminated under specified conditions after such a change in control, then the executive will be entitled to receive:
(a) accrued salary, incentive compensation and benefits; (b) enhanced life, disability, accident, health insurance and pension benefits; (c) a lump sum payment equal to three times the sum of the executive's salary, bonus and annualized long term incentive grants (stock options and performance stock awards); (d) reimbursement for certain of the executive's tax liabilities; and (e) outplacement and financial counseling benefits. Payments will be made by Praxair or through a grantor trust adopted by Praxair.

      The Agreements will expire on December 31, 1998. Thereafter, the Agreements renew automatically for one year terms, unless Praxair or the executive gives notice of termination of the Agreement. Notwithstanding any such notice of termination, if a change in control occurs during the original or extended term of an Agreement, then the Agreement is automatically renewed for a period of 24 months beyond the term then in effect. The Agreement terminates if the executive's employment with Praxair is terminated by the executive or Praxair prior to a change in control.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


      Based solely upon a review of SEC Forms 3, 4 and 5 furnished to Praxair and written representations that no Form 5 is required, Praxair believes that during the period January 1, 1997 to December 31, 1997, all reports required by Section 16(a) of the Securities and Exchange Act of 1934 have been filed by its officers and directors.

                           INDEPENDENT ACCOUNTANTS

      Price Waterhouse LLP served as Praxair's independent accountants for the year ended December 31, 1997 and has been selected by the Board of Directors to serve in such capacity for the year ending December 31, 1998. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement if they desire.

              SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

      Proposals of shareholders intended to be presented to Praxair's 1999 Annual Meeting of Shareholders must be received at Praxair's principal executive offices by November 13, 1998 for inclusion in Praxair's proxy statement and form of proxy for that meeting. Shareholder proposals should be directed to the Assistant Corporate Secretary, Praxair, Inc., 39 Old Ridgebury Road, M-1, Danbury, CT 06810-5113.

                               ANNUAL REPORTS

      Shareholders of record on March 1, 1998 should have received a copy of Praxair's 1997 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Assistant Corporate Secretary at the address below and a copy will be sent to you.

      IN ADDITION, A COPY OF PRAXAIR'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF PRAXAIR'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ASSISTANT CORPORATE SECRETARY, PRAXAIR, INC., 39 OLD RIDGEBURY ROAD, M-1, DANBURY, CT 06810-5113.

                         COST OF PROXY SOLICITATION

      The entire cost of soliciting proxies will be borne by Praxair including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Praxair's stock and reimbursement of out-of-pocket costs incurred for any follow up mailings. Praxair also has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of $7,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by employees of Praxair without additional compensation, as well as by employees of Morrow & Co., Inc.





                            BY ORDER OF THE BOARD OF DIRECTORS





                            /s/ DAVID H. CHAIFETZ,

                            DAVID H. CHAIFETZ,

                            Vice President, General Counsel and Secretary



March 6, 1998



            YOU ARE URGED TO SEND IN YOUR EXECUTED PROXY PROMPTLY

PRINTED ON RECYCLED PAPER.                                    PRINTED IN U.S.A.

[LOGO]                           39 Old Ridgebury Road, Danbury, CT, 06810-5113


H. William Lichtenberger
Chairman & Chief Executive Officer

Dear Praxair Shareholder:

         You are cordially invited to attend our 1998 Annual Meeting of Shareholders at 9:30 A.M. on Tuesday, April 28, 1998. The meeting will be held in the Grand Ballroom of the Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut. Directions to the meeting are on the reverse side.

         You will find information about the meeting in the enclosed Notice and Proxy Statement. Your participation at the meeting, either through return of your proxy or your attendance, is important. Four directors are standing for election at this meeting. Please return your proxy card promptly.

         If you do plan to attend, please so indicate by checking the appropriate box on the proxy card.

         Whether or not you plan to attend, I encourage you to please complete, sign and date the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package.

                                                  Sincerely,

March 6, 1998

                         |    DETACH PROXY CARD HERE    |
                         v                              v
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                     [LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                            APRIL 28, 1998 AT 9:30AM
                            DANBURY HILTON AND TOWERS
                                   DANBURY, CT

                                   Directions:

From New Jersey:

Danbury is about one hour from the Tappan Zee Bridge. After crossing the bridge, follow signs to New England and the Cross-Westchester Parkway (I-287). From I-287, take I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From Boston:

Take Massachusetts Turnpike (Route 90) to Sturbridge, Exit 9. Proceed onto I-84 West through Hartford and Waterbury to Danbury. Take Exit 2A (Old Ridgebury
Road). The exit ramp circles around and over the highway. The Hilton is on your left.

From Hartford:

Take I-84 West towards Waterbury/Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From New Haven:

Take Route 34 West to Newtown where you pick up I-84 West to Danbury. Take Exit 2A (Old Ridgebury Road). The exit ramp circles around and up over the highway. The Hilton is on your left.

From White Plains/Westchester

Take I-684 North towards Brewster and proceed to Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.

From NY City Airports & Long Island:

Follow signs to Whitestone Bridge. Cross over bridge and bear left onto the Hutchinson River Parkway to White Plains and I-684 North towards Brewster. Take Exit 9E (I-84 East to Danbury). Get off I-84 at Exit 2 (Mill Plain Road). Go to the bottom of the ramp and turn left, go to the second light and turn right, go to the next light, turn right (Old Ridgebury Road) and go up the hill. The Hilton is on your left.


Airport Arrival:

From the Ground Transportation Center for Connecticut Limousine Service to Danbury. At the Danbury depot, call the Danbury Hilton and they will provide shuttle service for you.

There is no limo service to Danbury from Westchester Airport (White Plains, NY) or Windsor-Bradley Airport (Hartford, CT).


                         |    DETACH PROXY CARD HERE    |
                         v                              v
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                       (Reverse side of Chairman's letter)

================================================================================

  [LOGO]

                                                   PROXY/VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
  This proxy is solicited on behalf of the Board of Directors of Praxair, Inc.
                    for the Annual Meeting on April 28, 1998

I(we) hereby authorize John A. Clerico, G.Jackson Ratcliffe, Jr. and David H. Chaifetz, or any of them, and each with the power to appoint his substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders to be held at The Danbury Hilton and Towers, 18 Old Ridgebury Road, Danbury, Connecticut on April 28, 1998 at 9:30 A.M., or any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments thereof. The proxies will vote as the Board of Directors recommends where I (we) do not specify a choice.

For Participants in the Praxair, Praxair Distribution, Praxair Puerto Rico, Union Carbide, UCAR or OSi Savings Programs: As to those shares of Praxair, Inc., if any, that are held for me in the aforementioned Savings Programs, I instruct the Trustee of the applicable Savings Program to sign a proxy for me in substantially the form set forth above and on the reverse side. The Trustee shall mark the proxy as I specify. Where I do not specify a choice, my shares will be voted in the same proportion as the trustee votes the shares for which it receives instructions.

                                             PRAXAIR, INC.
                                             P. O. BOX 11140
                                             NEW YORK, NY 10203-0140
(Continued and to be dated and
signed on the reverse side)
================================================================================

================================================================================

1.  Election of Directors

 FOR  all nominees / /    WITHHOLD AUTHORITY to vote / /      *EXCEPTIONS   / /
 listed below             for all nominees listed below

The Board of Directors recommends a vote "FOR" the nominees listed below:

Nominees: Alejandro Achaval, Ronald L. Kuehn, Jr., H. William Lichtenberger and
H. Mitchell Watson, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below. Such a mark will be deemed a vote "FOR" all nominees other than those listed as exceptions.)

*Exceptions:
            --------------------------------------------------------------------

================================================================================

================================================================================

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

================================================================================

                            ====================================================

                                                  Check here if you

                            Plan to attend the Annual Meeting                / /

                            Have written comments or change                  / /
                            of address  on this card

                            ====================================================

                            Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

                            DATED:
                                  ----------------------------------

                            SIGNED
                                  ----------------------------------

                                  ----------------------------------


                            Vote MUST be indicated
                            (X) in Black or Blue Ink          / /

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope
--------------------------------------------------------------------------------

                                      -3-